MASTER JOINT VENTURE AGREEMENT

THIS MASTER JOINT VENTURE AGREEMENT ("Agreement"), made and entered into as of this 15th day of August, 2000, by and between V&R RECORD COMPANY d/b/a HOMEGROWNBUZZ DISTRIBUTION NETWORK of Lenexa, Kansas ("HGB") and Captains Management Corporation, Inc., a Nevada corporation, with offices in Collierville, Tennessee ("SMI"). The name of the resulting joint venture shall be "the Home Grown Buzz Program") ("HGB Program") or other name that the two parties deem mutually acceptable.

ARTICLE I                     GENERAL PROVISIONS

1.1	Business Purposes.	The business of the Joint Venture shall  be as follows:

HGB and KSMI shall jointly market and distribute: (a) revenue-sharing virtual inventory systems designed and/or manufactured by KSMI or its affiliates, and/ or (b) revenue-sharing vertical market software applications designed and/or manufactured by KSMI or its affiliates; the specific industries for the aforementioned marketing and distribution shall be entertainment and related enterprises in theatre environments. Specifically, HGB shall provide "foot print" space in the HGB retain locations for KSMI for KSMI virtual inventory systems, dynamic displays, internet-access terminals and other equipment necessary for creation of the revenue-sharing systems and assist in the development of revenue-sharing systems and technology. HGB shall also provide marketing representation or introduction of KSMI products and services to music and retail chains. KSMI and/or its affiliates in turn will provide all equipment, virtual inventory features and functions, content management, accountancy and maintenance of systems.

1.02	Term of Agreement.	This Joint Venture shall commence  on  the  date first
above written and shall continue in existence until  terminated  by consent of the parties, liquidated, or dissolved by law or as hereinafter provided.

ARTICLE II                   GENERAL DEFINITIONS

The following comprise the general definitions of terms utilized in this Agreement.

2.01	Affiliate.	An affiliate of an  entity  is  a  person  that,  directly  or indirectly through one or more intermediaries, controls, is  controlled by  or is under common control of such entity.

2.02	Capital Contribution(s).	The capital contribution  to the  Joint  Venture
actually made by the parties, including  property,  cash  and  any  additional capital contributions made.

2.03	Profits and Losses.	Any income or loss of the Joint Venture  for  federal
income tax purposes determined by the Joint Venture's  fiscal year, including, without limitation, each item of Joint Venture income, gain, loss or deduction.

HBG and KSMI are jointly responsible for all operations and decisions of the Joint Venture and the compensation for providing various services shall be determined jointly by the parties. No reimbursements for expenses or other form of overhead shall be permitted or charged to the Joint Venture without the prior expressed and written agreement between HGB and KSMI.

HGB hereby warrants and represents that the Customer Account Statements, from February, 1999 through June, 2000, rendered by Franklin Capital Corporation for V&R Records, the retain distribution affiliate of HGB are true and accurate, reflect the historical sales and accounts that are services by V&R and HGB, and are indicative of the sales and accounts that will be serviced by the HGB Program.

HGB, by itself, through V&R Records, Inc., shall acquire digital download and "fixing" rights to audio and video recordings, and assign these rights to the HGB Program. KSMI shall provide "digital rights" software (permitting accountancy and royalty payments), digital downloading technology for internet and kioske distribution, network operations for Internet hosting and kioske distribution management, promotion and sponsorship for kioske distributions.

KSMI shall provide a credit facility to the HGB Program in an amount $100,000 no later than 10 days after the execution of the Agreement for working capital to be used in the HGB Program.

ARTICLE IV	                   			ALLOCATIONS

4.1	Profits and Losses.  Commencing on the  date  hereof  and  ending  on  the terminations of the business of the Joint Venture, all profits, losses and other allocations to the Joint Venture shall be allocated according to the specific projects, equipment and vertical market software applications that were delivered or implemented through the Joint Venture. For the purposes of the audio and video digital download rights that were acquired by the HGB, or its affiliate V&R Records, Inc., HGB and KSMI shall receive 50% of the net proceeds derived after payment of expenses related to equipment, maintenance, software and royalties; for the purposes of the audio digital download rights that are acquired by KSMI, HGB shall receive 10% of the net proceeds derived after payment of expenses related to equipment, maintenance, software, and royalties. With respect to the presentation of any equipment or vertical market software applications for installation in other market locations suggested by HGB, HGB and KSMI shall execute a specific memorandum which sets for the relevant shares of profits and losses per project or implementation of equipment or vertical market application.

ARTICLE V			        RIGHTS AND DUTIES OF THE JOINT VENTURERS

5.1	Business of Joint Venture.	  HGB and KSMI shall each have  joint authority
and discretion in the  management  and  control  of  the business of the Joint
Venture for the purposes herein stated  and shall make all decisions affecting the business and serve to bind the Joint Venture.  HGB and KSMI  shall  manage and control  the affairs of the Joint Venture to the best of their ability and shall  use  its  best  efforts to carry out the business of the Joint Venture.

ARTICLE VI		        	AGREEMENTS WITH THIRD PARTIES AND WITH
                   				AFFILIATES OF THE JOINT VENTURERS

6.01	Validity of Transaction.	Affiliates of the parties to this  Agreement may
be engaged to perform services for the Joint  Venture.   The  validity  of any
transaction  agreement   or  payment  involving  the  Joint  Venture  and  any
Affiliates of the parties to  this Agreement  otherwise permitted by the terms of this Agreement  shall not be affected by reason of the relationship between them and such Affiliates or the approval of said  transactions,  agreement  or payment.

6.02 Other Business of the Parties to this Agreement. The parties to this Agreement and their respected Affiliates may have interests in business other than the Joint Venture business. The Joint Venture shall not have the right to the income or proceeds derived from such other business interests and, even if they are competitive with the Partnership business, such business interests shall not be deemed wrongful or improper.

ARTICLE VII  			                  	PAYMENT EXPENSES

All expenses of the Joint Venture shall be paid by the terms and conditions of the agreements described in Article III above and shall be reimbursed by the Joint Venture.

ARTICLE VIII		         	INDEMNIFICATION OF THE JOINT VENTURERS

The parties to this Agreement shall have no liability to the other for any loss suffered which arises out of any action or inaction if, in good faith, it is determined that such course of conduct was in the best interest of the Joint Venture and such course of conduct did not constitute negligence or misconduct. The parties to this Agreement shall each be indemnified by the other against losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the Joint Venture.

ARTICLE IX		                   			DISSOLUTION

9.1	Events of the Joint Venturers.	The Joint Venture shall be  dissolved  upon
the happening of the following events:

(a) The adjudication of bankruptcy, filing of a petition pursuant to a Chapter of the Federal Bankruptcy Act, withdrawal, removal or insolvency of either of the parties.
(b) The sale or other disposition, not including an exchange of all, or substantially all, of the Joint Ventures.
(c) Mutual agreement of the parties.

ARTICLE X 			                  	MISCELLANEOUS PROVISIONS

10.01 Books and Records. The Joint Venture shall keep adequate books and records at its place of business, setting forth a true and accurate account of all business transactions arising out of and in connection with the conduct of the Joint Venture.

10.02 Validity. In the event that any provision of this Agreement shall be held to be invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Agreement.

10.03   Integrated   Agreement.    This   Agreement   constitutes  the  entire
understanding and agreement among the parties hereto with respect to the subject matter hereof,and there are no agreements, understandings restrictions or warranties among the parties other than those set forth herein provided for.

10.04 Headings.   The headings, titles and subtitles used  in  this  Agreement are for ease or reference only and shall not control or affect the meaning or construction of any provision thereof.

10.05 Notices. Except as may be otherwise specifically provided in this Agreement, all notices required or permitted hereunder shall be in writing and shall be deemed to be delivered when deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, addressed to the parties at their respective addresses set forth in this Agreement or at such other addresses as may be subsequently specified by written notice.

10.06 Applicable Law and Venue. This Agreement shall be construed and enforced under the laws of the State of Tennessee.

10.07 Other Instruments. The parties hereto covenant and agree that they will execute such other and further instruments and documents as are or may become reasonably necessary or convenient to effectuate and carry out the purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Signed, sealed and delivered in the presence of:

/s/_______________________________          			/s/____________________________
HGB								                                 KSMI